Exhibit 10.7

LEASE

CAMBRIDGE LEASING CORPORATION

LANDLORD

GREEN LIGHT ACQUISITION COMPANY

TENANT

9601 and 9603 JOHN STREET
SANTA FE SPRINGS, CALIFORNIA

PREMISES

May 16, 2003

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LEASE AGREEMENT

LEASE made the 16th day of May between Cambridge Leasing Corporation, a Delaware corporation, having an office at Nine Washington Terrace, St. Louis, MO 63112 (“Landlord”), and Green Light Acquisition Company, a Delaware corporation, having an office at c/o Quixote Transportation Safety, Inc., One East Wacker Drive, Suite 3000, Chicago, IL  60601 (“Tenant”).

IT IS MUTUALLY COVENANTED AND AGREED between Landlord and Tenant as follows:

ARTICLE 1

Premises

Section 1.1.  Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the land and buildings described in Exhibit A hereto annexed consisting of one building containing a total of 182,566 square feet (“Leased Premises”), subject to the title exceptions set forth in Exhibit B hereto annexed.

Section 1.2.  The term shall commence on the date hereof (“Commencement Date”) and end at midnight on the date that is 5 years after the last day of the month in which the Commencement Date falls, unless sooner terminated or further extended as hereinafter provided.

ARTICLE 2

Rent

Section 2.1.  Tenant shall pay the following as rent for the Leased Premises:

(a)           a Fixed Net Rent (“Fixed Net Rent”) at the rate of $1,161,120.00 per annum.

(b)           all other sums and charges required to be paid by Tenant under the terms of this Lease which are sometimes referred to as “Additional Rent.”

Section 2.2.  The Fixed Net Rent shall be payable in equal monthly installments of $98,691.30 in advance on the first day of each month during the term of this Lease, except that upon the execution of this Lease Tenant shall pay the first month’s Fixed Net Rent, or if the date of this Lease is not the first day of a month, Tenant, upon the execution of this Lease, shall pay the prorated rent from such date through the end of such month.

Section 2.3.  Tenant shall pay the Fixed Net Rent and Additional Rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment, and shall be paid at the principal office of Landlord or at such other place as Landlord may designate by notice.

ARTICLE 3

Use of Premises

Section 3.1.  Tenant shall use and occupy the Leased Premises solely for manufacturing, sales and related office use subject to, and in accordance with all applicable laws, regulations, orders, codes and zoning regulations (including the applicable certificate of occupancy) and the terms of this Lease.

Section 3.2.  Tenant will not use or allow the Leased Premises or any part thereof to be used or occupied for any unlawful or hazardous purpose or in violation of any certificate of occupancy covering the use thereof; and will not permit or cause any act to be done or any condition to exist at the Leased Premises which would constitute a nuisance, public or private, or which may make void or voidable any insurance then in force, or which may constitute a default under any Mortgage (as defined in Article 22) to which the Leased Premises is subject, or which may pollute or cause the pollution of the air or of any waters in or around the area of the Leased Premises.

Section 3.3.  Tenant shall not permit the Leased Premises, or any portion thereof, to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord’s title thereto, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication thereof.

ARTICLE 4

Repairs and Maintenance

Section 4.1.  Tenant at its expense, shall take good care of the Leased Premises, keep them in good order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen.  Tenant shall not suffer or commit waste or injury to the Leased Premises.

When used in this Article, the term “repairs” shall include replacements, renewals or substitutions when necessary for any reason.  Each replacement, renewal or substitution shall be new and of such class and character, a least equal to the existing facility, as is appropriate at the time.  No article of personal property (other than Tenant Trade Fixtures as defined in Section 29.9) or building equipment or any replacement, renewal or substitution thereof shall be removed from the Leased Premises except for repair unless replaced, renewed or substituted as aforesaid.

Section 4.2.  Landlord shall not be obligated to furnish any services or perform any work of any kind at the Leased Premises.  Without limiting the foregoing, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereinafter in effect (including without limitation the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).  Further, Tenant waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to any interruption, failure or inability to provide any service.

Section 4.3.  Tenant shall not deposit, dump, store, pour on any part of the soil of the Leased Premises, or permit the accumulation on the Leased Premises of dry or liquid waste, chemicals, solvents or other material, garbage, property no longer used by Tenant, or any other substance or material which, if left on the Leased Premises, could cause injury to the health of or discomfort to persons in the neighborhood or on the Leased Premises, adversely affect the environment of the Leased Premises, including the air above and the ground below and surrounding such premises, or create an unsightly appearance thereon.  Tenant, at its expense, shall promptly remove or cause the removal of all such material from the Leased Premises.

Section 4.4.  (a) The term “Hazardous Substances,” as used in this Lease shall include, without limitation, flammables, explosives, radioactive materials, asbestos, biohazard materials, mold, mildew, chlorofluorocarbons (CFCs), polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be dangerous, hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority, but specifically excluding naturally occurring methane gas.

(b)           Without limiting the generality of any other provision of this Lease, Tenant shall not cause or permit to occur:

(i)            Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, over, under, or about the Leased Premises, or arising from Tenant’s use or occupancy of the Leased Premises, including, but not limited to, ozone, soil and ground water conditions, or

(ii)           The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, over, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substance, except to the extent and in the amount any Hazardous Substances are currently used in the manufacturing processes currently operating at the Leased Premises.

(c)           (i) Tenant shall, at Tenant’s own expense, comply with all present and future laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances, as same may be amended time to time, and all rules, regulations, ordinances, orders and directives issued or promulgated pursuant to or in connection therewith (“Laws”).

(ii)           Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Laws.

(iii)          Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release or presence of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises, or which arises at any time from Tenant’s use or occupancy of the Leased Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.  Tenant shall obtain Landlord’s prior written approval of all such cleanup plans, which approval shall not be unreasonably withheld.  Landlord agrees to provide reasonable assistance to Tenant in its cleanup provided Landlord is not subjected to any liability or costs (including internal costs) for such assistance.

(iv)          Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is reasonably requested by Landlord.  If Tenant fails to fulfill any duty imposed under this Section 4.4(c) within a reasonable time, Landlord may do so, and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord reasonably deems necessary or appropriate to determine the applicability of the Laws to the Leased Premises and Tenant’s use thereof and for compliance therewith, and Tenant shall execute such documents promptly upon Landlord’s request.  No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this Section 4.4.

(v)           Tenant covenants, at its own cost and expense, to take any and all steps necessary to remain in compliance with all requirements of the methane gas ordinance zone established by the City of Santa Fe Springs, including the City’s requirement to sample the five (5) methane gas monitoring wells on the Leased Premises each quarter, and to annually provide summary reports of such sampling to the City of Santa Fe Springs Fire Department.  Tenant shall deliver a copy of the quarterly sampling results to Landlord within 30 days of receiving such sample results, and a copy of the annual report to Landlord within 30 days of submitting such report to the City of Santa Fe Springs Fire Department.  Tenant agrees to promptly provide Landlord with a copy of any notice it receives from any party, including any Authorities, regarding the Santa Fe Springs methane gas ordinance or the 5 methane gas monitoring wells on the Leased Premises.

(vi)          Tenant’s obligations and liabilities under this Section 4.4(c) shall survive the expiration or earlier termination of this Lease.

(d)           (i) Tenant shall indemnify, defend, and hold harmless Landlord, and its officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys, and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises, or which arises at any time from Tenant’s use or occupancy of the Leased Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws, except to the extent caused by Landlord or its agents.

(ii)           Tenant’s obligations and liabilities under this Section 4.4(d) shall survive the expiration or earlier termination of this Lease.

(e)           Landlord agrees to promptly provide Tenant with a copy of any notice it receives from any party, including any Authorities, regarding the Santa Fe Springs methane gas ordinance or the 5 methane gas monitoring wells on the Leased Premises.

ARTICLE 5

Taxes and Assessments

Section 5.1.  Tenant shall pay all real estate and personal property taxes, assessments, special assessments, water and sewer charges, transit taxes or charges, transfer taxes, license and permit fees, vault fees and charges, public utility charges, conduit franchise charges, and all other taxes and charges of every kind and nature whatsoever, whether of the same kind or character as the foregoing or otherwise and howsoever designated, including, without limitation, sales and use and occupancy taxes, together with all interest and penalties thereon, ordinary and extraordinary, foreseen and unforeseen, general and special, heretofore, now or hereafter levied or imposed upon the Leased Premises or the rents and income thereof, or arising from the use, occupancy, operation and possession of the Leased Premises or from the execution of, or exercise of, any right under or with respect to this Lease, and whether levied or assessed by any federal, state county, town, village, school district, municipality, special taxing district or otherwise (all of which are sometimes herein referred to collectively as “Impositions” and individually as “Imposition”).  Landlord and Tenant acknowledge that Proposition 13 was adopted by the voters of the State of California in 1978 to limit increases in real estate taxes by limiting reassessments to events such as changes in ownership.  The parties hereby confirm and agree that “Impositions” for purposes of this Lease shall also include, without limitation, increases in real estate taxes resulting from reassessments based on changes in ownership of the Leased Premises (as “change in ownership” is defined in California Revenue and Taxation Code Sections 60 through 62), as well as taxes, assessments, fees, levies and charges that may be imposed by governmental bodies for services, including, but not limited to, fire protection, street, sidewalk and road maintenance, refuse removal and other governmental services because of the limitation on increases in real estate taxes under Proposition 13.  Notwithstanding the above, the amount of any increases in real estate taxes resulting from reassessments based on changes in ownership of the Leased Premises that are to be included in the Impositions shall be limited to 1 time during the initial term of this Lease, and shall be equal to 50% of the increase over the last yearly real estate taxes for the Leased Premises.

Except as provided in Section 5.2, Tenant shall pay such Impositions not later than the day before the last day on which they may be paid without penalty or interest (or on such earlier date as may be required under the provisions of any Mortgage (as defined in Article 22) provided adequate notice of such earlier payment date in the Mortgage is timely provided to Tenant).

Section 5.2.  Landlord, if Landlord is required to fund a tax escrow under its Mortgage, may require Tenant to pay to Landlord, on the 1st day of each and every calendar month during the term of this Lease, a sum equal to 1/12th of the annual real estate taxes and assessments levied and assessed against the Leased Premises for each then current or ensuing fiscal or calendar year, as the case my be, so that at least 30 days prior to the date each installment of real estate taxes or assessments shall become due or payable Tenant shall have deposited with Landlord a sum sufficient to pay the same.  Landlord shall deposit such sums with the holder of the Mortgage if and as required by said Mortgage and provide Tenant with notice of such deposits.  In the event that the amount of the real estate taxes or assessments shall not have been fixed at the time when any such monthly deposit is required to be made, Tenant shall make such deposit based upon the amount of the real estate taxes and assessments levied or assessed for the immediately preceding fiscal or calendar year, as the case may be, subject to adjustment as and when the amount of such real estate taxes or assessments are ascertained.  Landlord agrees to apply to the payment of real estate taxes and assessments, in the months during which such taxes and assessments become due and payable in each year.  If the total deposits made by Tenant for the prior year is in excess of the actual real estate taxes or assessments paid by Landlord, then Landlord shall apply such overpayment against any rent due or to become due hereunder, provided that if the term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant after fist deducting the amount of any rent due hereunder.  Likewise, Tenant shall pay to Landlord within 10 days after demand, any underpayment of real estate taxes or assessments with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of such demand, it being understood that this clause shall survive the expiration of this Lease.

Section 5.3.  The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition, of nonpayment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill, except to the extent that Tenant has receipted bills evidencing the payment of such Impositions.

Section 5.4.  If any assessment is payable, at the option of the taxpayer, in installments, Tenant may pay it in installments as they respectively become due.  However, if the holder of any Mortgage shall request that the assessment be paid in its entirety, without installments, or if prior to such request, installment payments had been arranged and the holder of such Mortgage shall request that all of the unpaid installments be paid at once, Tenant shall pay the entire assessment or all of the unpaid installments thereof, as the case may be, promptly after such request.

Section 5.5.  Impositions, whether or not a lien upon the Leased Premises, shall be apportioned between Landlord and Tenant upon any termination of this Lease as of the date of termination.

Section 5.6.  (a) Tenant, at Tenant’s expense, may in good faith contest any Impositions in any manner permitted by law.

(b)           Landlord reserves the right (at its expense) to contest any and all Impositions which apply to any period following the term of this Lease.

(c)           Landlord and Tenant agree to reasonably cooperate with the other party at the requesting party’s expense with respect to rights of the respective parties to contest

Impositions as set forth in this Section, provided that the nonrequesting party shall not be required to execute any documents unless the nonrequesting party is reasonably satisfied that the facts set forth in such documents or pleadings is accurate.

(d)           Tenant and Landlord shall indemnify, defend and hold harmless the other party from and against any liability, damage or expense (including, without limitation, attorneys, fees) arising from or relating to their respective exercise of any right under this Section 5.6.  However, the foregoing shall in no way be deemed to limit or reduce the obligations of Tenant otherwise provided in this Lease (including, without limitation, the payment of any and all Impositions in accordance with the provisions of this Lease).

Section 5.7.  Tenant shall not be obligated to pay any franchise, corporate, estate, inheritance, succession tax or capital levy of Landlord or any income, profits or revenue tax upon the income of Landlord.  However, if (a) a tax or excise is levied upon the rent reserved hereunder in lieu of or as a substitute in whole or in part for Impositions, or (b) a tax or excise is levied upon the rent reserved hereunder other than of the nature specified in the first sentence of this Section 5.7, which results in a reduction of the Fixed Net Rent retained by Landlord after payment of such tax to an amount less than the Fixed Net Rent which otherwise would have been retained by Landlord, Tenant, on demand, shall pay such tax or excise or reimburse Landlord therefor.

Section 5.8.  In respect of any payments of Impositions made by Tenant directly to the taxing authority, Tenant, not later than the last day on which each Imposition may be paid without penalty or interest, shall furnish to Landlord reasonably satisfactory evidence of payment thereof and, if required under any Mortgage, to the holder of such Mortgage.

ARTICLE 6

Compliance With Laws

Section 6.1.  Tenant, at Tenant’s expense, shall duly comply in all material respects with all laws and ordinances and the orders, rules, regulations and requirements of federal, state and municipal governments and departments thereof, and the orders, rules, regulations and requirements of the applicable Board of Fire Underwriters, if any, or of any other Board now or hereafter constituted exercising similar functions, as the case may be, and the requirements of the insurance carriers issuing any policy required to be carried by Tenant under this Lease, now or hereafter applicable to the Leased Premises including without limitation, any matter pertaining to the environmental condition of the Leased Premises and other property which may be affected thereby, and to any change, alteration and improvement thereat, and whether or not such compliance shall require structural repairs, additions, changes or alterations.  However, Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, expense, liability or obligation by reason of any failure by Tenant to so comply whether or not material.

ARTICLE 7

Assignment and Subletting

Section 7.1.  Tenant, by operation of law or otherwise, (whether voluntarily or involuntarily) shall not assign, mortgage or encumber this Lease or sublet the Leased Premises or any part thereof without Landlord’s prior written consent.

Section 7.2.  (a) In the event Tenant desires Landlord’s consent to an assignment or subletting of all or any part of the Leased Premises, Tenant by notice in writing shall (i) notify Landlord of the name of the proposed assignee or subtenant and furnish to the Landlord such information as to the proposed assignee’s or subtenant’s financial responsibility and standing as Landlord may require, (ii) deliver to Landlord an executed copy of the proposed assignment or sublease, as Landlord may require, and (iii) offer to vacate the Leased Premises and to surrender the same to Landlord as of the date (the “Surrender Date”) specified in said offer which shall be the last day of any calendar month during the term hereof, provided, however, that the Surrender Date shall not be earlier than the date occurring 120 days after the receipt of such notice from Tenant.  If Landlord accepts such offer, then Tenant shall surrender to Landlord, effective as of the Surrender Date (but not earlier than 120 days from the date Landlord accepts such offer), all Tenant’s right, title and interest in and to the entire Leased Premises.  If the entire Leased Premises be so surrendered by Tenant, then (x) if the offer which gave rise to such surrender was given prior to the second anniversary of the Commencement Date the unapplied portion of the Security Deposit set forth in Article 30 shall be returned to Tenant, and (y) this Lease shall be canceled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinabove specified for the expiration of the final term of this Lease.

(b)           In the event Landlord does not accept such offer of Tenant referred to in Section 7.2(a), Landlord shall not unreasonably withhold or delay its consent to any such proposed assignment or subletting, provided that the proposed assignee or subtenant is:  (i) of a financial standing reasonably satisfactory to Landlord or reasonably similar to that of Tenant (taking into account Tenant’s Security Deposit and Guarantor) and in this regard, Tenant shall furnish Landlord with such information as Landlord shall require as to the proposed assignee’s or subtenant’s financial responsibility and standing, (ii) is engaged in a business reasonably satisfactory to Landlord or reasonably similar to that of Tenant, and (iii) will use the Leased Premises in a manner reasonably satisfactory to Landlord or reasonably similar to that of Tenant.  Tenant shall reimburse Landlord for any reasonable expenses that may be incurred by Landlord in connection with the proposed assignment or sublease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or sublease, and if Landlord withholds consent based upon any restriction by the Mortgage (if any) or any failure to consent by the holder thereof, if required, such withholding shall be deemed reasonable.

(c)           Notwithstanding the above, Tenant shall not be required to vacate the Leased Premises and to surrender the same to Landlord (as provided in Section 7.2(a)(iii) above), if Tenant is proposing to sublet or assign the Leased Premises, or any portion thereof, to a wholly owned corporation, partnership or other legal entity or affiliate, subsidiary or parent of Tenant provided that:  (i) Tenant is not in default under this Lease; and (ii) Tenant fulfills all the other requirements of this Section 7 regarding a proposed assignment or sublet of the Leased Premises, including obtaining Landlord’s consent.  As used herein:  (a) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (b) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (c) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.  Notwithstanding the foregoing, sale of the shares of equity of any affiliate or subsidiary to which this Lease has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring Tenant to offer to vacate the Leased Premises and to surrender the same to Landlord (as provided in Section 7.2(a)(iii) above).

Section 7.3.  An assignment, transfer or issuance of a controlling interest in the shares of stock of any corporate Tenant, or of any interest (beneficial or otherwise), in any other entity (non-corporate) Tenant shall be deemed an assignment subject to and prohibited by the provisions of this Article, except that a transfer by devolution upon death shall not be deemed to be a prohibited assignment unless its effect is to transfer control of such corporation or other entity to a person or persons who did not have control at the time such Tenant acquired Tenant’s leasehold estate under this Lease.  In the event any corporation or other entity shall become the Tenant, such Tenant shall, within ten (10) days after Landlord’s demand from time to time during the term of this Lease, furnish Landlord with a sworn statement or other proof satisfactory to Landlord setting forth the identity of each of its stockholders or other beneficial owners and the respective ownership interests of each of them.  For purposes hereof, “control” or “controlling interest” shall mean ownership of fifty percent (50%) or more of (a) the voting stock of any corporate Tenant, and (b) the partnership or other ownership interest of any other entity tenant.

Section 7.4.  In any event, and notwithstanding Landlord’s consent thereto, no assignment of this Lease or subletting of the Leased Premises shall be valid or binding upon Landlord:

(a)           until the following instruments, duly executed and acknowledged, in form for recording, and otherwise satisfactory to Landlord, shall have been delivered to Landlord:

(i)            a counterpart of the proposed assignment or sublease; and

(ii)           in the case of an assignment, an agreement under which the assignee assumes and agrees to perform all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed; or

(b)           if at the time of the assignment or sublease Tenant is in Default (as defined in Article 19).

Section 7.5.  Notwithstanding any assignment of this Lease, Tenant shall continue to be liable as principal and not as guarantor under this Lease and shall be obligated to perform all of the terms, covenants and conditions thereof.

Section 7.6.  The consent of Landlord, when and if given, shall be for that instance alone and the consent of Landlord shall be required for, and the provisions of this Article shall apply, to each subsequent assignment or sublease.

ARTICLE 8

Waiver of Jury Trial

Section 8.1.  To the extent permitted by law, Landlord and Tenant hereby waive trial by jury in any action or proceeding or counterclaim brought by either of them against the other on matters which are connected with this Lease or any of its provisions, or Tenant’s use and occupancy of the Leased Premises.

ARTICLE 9

Insurance

Section 9.1.  (a)  Tenant, at Tenant’s expense, shall maintain in force and effect:

(i)            All risk insurance covering any buildings and improvements and building equipment now or hereafter on the land which is included as part of the Leased Premises and all personal property appertaining thereto and Tenant Trade Fixtures, as defined in Section 29.9 (including articles removed from the Leased Premises for repair) against loss or damage by fire and such risks as are customarily included in all risk coverage policies covering property in the community in which the Leased Premises are situated (including earthquake coverage) in an amount equal to 100% of the full replacement value of said buildings, improvements, building equipment and personal property (but in no event less than (1) $2,000,000 for buildings and improvements, and (2) $2,000,000 for equipment and personal property) with an inflation guard endorsement, or the amount required under any Mortgage to which this Lease is subject, whichever is greater.  Notwithstanding the above, Tenant may self-insure for earthquake insurance coverage specified above.  If Tenant self insures as described herein, then, for purposes of Article 10 below, any loss of damage to any buildings and improvements and building equipment and all personal property appertaining thereto and Tenant Trade Fixtures, or any additions or improvements thereto or the contents thereof that would have been covered by the earthquake insurance required to be carried hereunder shall be deemed covered by and recoverable by Tenant under valid and collective policies of insurance;

(ii)           Rent insurance in a face amount not less than the amount of the Fixed Net Rent, Impositions and Additional Rent under this Lease against loss resulting from any of the risks and hazards required to be covered by insurance under all of the other provisions of this Section;

(iii)          Intentionally Omitted;

(iv)          Insurance against loss or damage by explosion of steam boiler, pressure vessels or similar apparatus with such limits as from time to time may be reasonably required by Landlord but not less than $1,000,000 per occurrence and; boiler, machinery, rental income coverage equal to Fixed Net Rent, Impositions, and Additional Rent for one year;

(v)           Such other and additional insurance and in such amounts as at the time customarily is carried with respect to buildings, improvements and building equipment and personal property similar in character, general location, use and occupancy to the buildings, improvements and building equipment and personal property then on the land of and included in the Leased Premises; and

(vi)          Such other or additional insurance and in such amounts as may be required under any Mortgage to which this Lease is subject.

(b)           The words “full replacement value,” as used in Sections 9.1(a)(i) and 9.1(a)(iii), shall mean the cost of actual replacement without depreciation (excluding foundations, footings and excavation costs below the lowest basement floor, and cost of underground flues, pipes or drains) and the full replacement value shall be determined from time to time, at Landlord’s request, not more frequently than once every three years, by one of the insurers or by an architect, engineer, contractor or appraiser selected by Tenant, at Tenant’s expense, and approved by Landlord.  No omission by Landlord to request such determination shall relieve Tenant of any of Tenant’s obligations under this Section.

(c)           Tenant shall not carry any separate insurance of the same character required under this Section unless Landlord and the holder of any Mortgage shall be named as an insured with loss payable as herein provided.  Tenant shall promptly notify Landlord of the issuance of any such separate insurance and shall deliver the policies and certificates as provided in Section 9.5.

Section 9.2.  Tenant, at Tenant’s expense, shall maintain for the mutual benefit of Landlord and Tenant, comprehensive general public liability insurance (including an endorsement for (a) personal injury coverage; (b) broad form hold harmless clause; (c) notice and knowledge of occurrence clause; (d) unintentional errors and omissions clause; and also including, without limitation, coverage for explosion and, (if the Leased Premises include any elevator, elevator liability and elevator collision) against claims for personal injury, death or property damage occurring in, on or about the Leased Premises (including, without limitation, personal injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair) with such limits as Landlord, from time to time, reasonably may require but not less than $1,000,000 in the event of death or personal injury to any one person and not less than $2,000,000 in the event of death or personal injury to any number of persons in one accident and of not less than $1,000,000 for property damage.  Such coverage may be effected by an umbrella policy above the basic coverage provided by comprehensive general public liability insurance coverage.

Section 9.3.  Subject to the requirements of any Mortgage, any dispute between Landlord and Tenant as to the amount or kind of insurance to be carried under Section 9.1, or the limits of insurance under Section 9.2, shall be determined by arbitration under the provisions of Article 13.

Section 9.4.  The insurance required under this Article shall be effected by valid and enforceable policies issued by insurance companies of recognized responsibility authorized and licensed to do business in the State in which the Leased Premises are situated and which have received at least an A rating from A.M. Best & Co. at the time such policies are issued.

Section 9.5.  Upon the commencement date of this Lease and thereafter, not less than 30 days prior to the expiration date of the expiring policies theretofore furnished pursuant to this Article, originals of such policies and renewal policies, as the case may be, shall be delivered by Tenant to Landlord, with proof of payment reasonably satisfactory to Landlord of the respective premiums thereunder.  If the Leased Premises are covered by a Mortgage, originals of the policies for the insurance required under Sections 9.1(a)(i), (iii), (iv), (v) and (vi), shall be delivered to Landlord for transmittal to the holder of such Mortgage, and, if obtainable, duplicate originals thereof, and if not obtainable, certificates thereof shall be delivered to Landlord.

Section 9.6.  All policies of insurance required under Sections 9.1 and 9.2 shall name Tenant as the insured and Landlord and a holder of any Mortgage as a loss payee or an additional insured, as their interests may appear.  Each policy of insurance required under this Article, to the extent obtainable, shall (a) contain an agreement by the insurer that it will not be canceled or modified without at least 30 days’ prior written notice sent by registered or certified mail, return receipt requested, to Landlord and (except for rent insurance) to the holder of any Mortgage; and (b) provide that no act or omission of Tenant or any subtenant shall result in a forfeiture of such insurance.

Section 9.7.  The loss, if any, under policies of insurance required under Section 9.1 shall be adjusted by and paid to Landlord (subject to the provisions of Section 10.3 and 10.4) if not required to be paid to the holder of any Mortgage.

Section 9.8.  Upon termination of this Lease, the premiums on all transferable insurance policies provided for in this Article, then in force, shall be apportioned between Landlord and Tenant as of the date of termination, but only to the extent such insurance policies are actually transferred to Landlord and provided that Landlord shall not be required to make any apportionment payment to Tenant if Tenant is then in default under this Lease.

Section 9.9.  If any liability claim shall be asserted against Tenant or the Leased Premises, Tenant, promptly after having knowledge thereof, will notify Landlord of such claim.

ARTICLE 10

Damage and Destruction

Section 10.1.  In case of damage to or total or partial destruction, other than by reason of condemnation proceedings (collectively a “Casualty”) of any building, improvements or building equipment now or hereafter on the land of and included in the Leased Premises, and such Casualty renders all or a substantial portion of the Leased Premises untenantable, and in Landlord’s reasonable opinion it would not be economically feasible to repair or restore the Leased Premises, then Landlord may terminate this Lease upon written notice to the Tenant within 90 days after the Casualty.  In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if:  (1)  the Leased Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgage requires that the insurance proceeds be applied to the payment of the mortgage debt.

Section 10.2.  If this Lease is not terminated, Landlord shall proceed with reasonable promptness to repair and restore the Leased Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord.  However, if the Leased Premises are not repaired or restored within eighteen (18) months after the date of the Casualty (“Outside Completion Date”), then either party may terminate this Lease by written notice to the other party not later than thirty (30) days after the expiration of the Outside Completion Date, but prior to substantial completion of repair or restoration.  Land lord and Tenant agree that the Outside Completion Date shall be postponed by the number of days the repair or restructuring work is delayed due to force majeur and shall take into effect any Tenant Delays.  As used herein “Tenant Delay” shall mean any delays resulting from the acts or omissions of Tenant, its employees, agents and contractors or their respective contractors or vendors, including, without limitation, and Tenant’s failure to comply with any of its obligations under this Lease.

Section 10.3.  Whether or not this Lease is terminated as provided herein, upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 9.1(a); provided if the estimated cost to repair the Leased Premises exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs.  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs.  No repair or restoration work shall be undertaken by Landlord until such deficiency shall have been paid to Landlord or until Tenant shall have delivered to Landlord a surety bond in form and amount issued by a surety company of recognized responsibility or such other security, as may be satisfactory to Landlord (for the amount of the deficiency only) conditioned upon and securing the completion of and full payment for the restoration and repair work.  Upon the expiration or sooner termination of this Lease pursuant to this Article, all insurance proceeds then held by Landlord and all insurance proceeds payable by insurance carriers but still in the hands of such carriers shall become the property of Landlord.  However, the foregoing shall in no way limit or reduce Tenant’s obligations on account of any deficiency with respect the amount of such proceeds required to so restore, replace, repair or alter the same.

Section 10.4.  Any net proceeds of insurance under the policy required under Section 9.1(a)(ii) shall be held by Landlord and applied by Landlord against payment of the Fixed Net Rent and Additional Rent as they become due (any deficiency to be paid by Tenant) until the repair and restoration work is completed and fully paid for, at which time the balance of such proceeds, if any, remaining after such application shall be paid to Tenant, provided Landlord has not given notice of default under this Lease and the applicable grace period, if any, expired and provided further that such excess shall be paid to Tenant if and when such default has been cured within such applicable grace period.

Section 10.5.  Notwithstanding anything to the contrary herein set forth, (a) Landlord shall have no duty pursuant to this Article 10 to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; (b) Tenant shall not have the right to terminate this Lease pursuant to this Article 10 if the Casualty was caused by the act or neglect of Tenant or its agents, employees or invitees; and (c)  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof.

Section 10.6.  There shall be no abatement or reduction of Fixed Net Rent or Additional Rent payable by Tenant under this Lease nor any diminution of any of Tenant’s obligations under this Lease by reason of any such damage or destruction, nor shall Tenant be entitled to surrender possession of the Leased Premises by reason thereof unless this Lease is terminated pursuant to Section 10.1; and Tenant hereby waives all rights to such relief now or hereafter conferred upon it by any law now in existence or hereafter enacted.  Further, the parties hereby waive the provision of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

ARTICLE 11

Changes and Alterations

Section 11.1.  Tenant shall not make any single change, alteration or improvement on the Leased Premises (a) involving an aggregate cost of more than $25,000 (as estimated by a reputable architect selected by Tenant at its expense) or (b) if, regardless of the cost, such change, alteration or improvement will materially lessen the value of the Leased Premises or will overtax or affect the structural strength of any building or improvement on the land of and included in the Leased Premises, without first obtaining the consent of Landlord (which will not be unreasonably withheld in the case of such alteration or improvement to which clause (b) does not apply) thereto in each case, and the consent of the holder of any Mortgage, if such consent is required under the particular Mortgage; and Tenant shall not demolish any building or improvement on the land of and included in the Leased Premises without such consents.  The consent of Landlord and such holder of the Mortgage, if given, shall be for that instance alone, and such consent shall be required for each and every further change, alteration, improvement or demolition.  Notwithstanding the above, Landlord’s consent shall not be required for any reconfiguration of Tenant’s Trade Fixtures by Tenant that has no effect on the structure of any building or improvement or any building system, wall or ceiling.

Section 11.2.  Where Landlord’s consent has been obtained, no change, alteration or improvement shall be made until:

(a)           detailed plans and specifications and the cost estimate therefor (prepared by the reputable architect selected by Tenant) shall have been delivered to and reasonably approved by Landlord;

(b)           Tenant shall have delivered to Landlord security, reasonably satisfactory to Landlord, or a surety bond issued by a surety company of recognized responsibility, satisfactory to Landlord in an amount at least equal to 110% of the estimated cost of such work (but less the net amount for which a casualty insurance award has been made and actually paid to Landlord) conditioned upon and securing the completion of and payment for such work, and

(c)           Tenant shall have procured and paid for all permits and authorizations from all governmental authorities having jurisdiction thereover, and shall have delivered copies thereof to Landlord.

If Landlord shall dispute the estimated cost of the work or the form and content of the surety bond or the responsibility of the surety company or the value of the security referred to in this Section, such dispute shall be determined by arbitration in accordance with the provisions of Article 13.

At all times when the work is in progress, Tenant shall, at Tenant’s sole cost and expense, maintain, or cause to be maintained, workmen’s compensation insurance covering all persons employed in connection with the work and with respect to whom death or personal injury claims could be asserted against Landlord, Tenant or the Leased Premises; and shall deliver to Landlord with proof of payment of the premium therefor comprehensive general liability insurance for the mutual benefit of Tenant and Landlord expressly covering the additional hazards due to the work, with limits of not less than $1,000,000 in the event of death or personal injury to any one person and not less than $2,000,000 in the event of death or personal injury to any number of persons in one accident and of not less than $1,000,000 for property damage.  The policy of comprehensive general liability insurance, insofar as it relates to property damage, shall not contain any restrictive clauses relating to excavating, sheet piling, moving, shoring, underpinning, removal and rebuilding of structural supports or subsurface work or any similar restrictive clauses.  The comprehensive general liability insurance provided for in this Section 11.2 may be effected by an appropriate endorsement, if obtainable, upon the insurance required to be maintained by Tenant pursuant to Section 9.2.  All insurance of the character in this subdivision described shall be issued by companies of the same character as described in Section 9.4.

Section 11.3.  All permitted changes, alterations and improvements shall be prosecuted diligently and performed in a good and workmanlike manner in accordance with all applicable laws, ordinances and regulations, and the plans and specifications approved by Landlord.  All of the materials used shall be new and free of all liens, encumbrances, financing statements, chattel mortgages, conditional bills of sale and title retention or security agreements.  Tenant shall obtain, keep in effect, and furnish to Landlord copies of all permits, licenses, consents and approvals required by any governmental or municipal body having jurisdiction over the Leased Premises in connection with any work undertaken by or on behalf of Tenant.

Section 11.4.  This Lease shall not be affected or suspended, nor shall the purposes of this Lease be deemed frustrated, nor shall the Fixed Net Rent or Additional Rent or other charges payable by Tenant be abated, suspended, reduced or diminished by reason of Tenant being prevented from or delayed in building by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America or of the City, County or State governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or strikes or by war or by any matter or thing resulting therefrom, or by any other cause or causes whether or not beyond the control of Tenant.

Section 11.5.  In addition to complying with all other provisions hereof in connection with any work undertaken by or on behalf of Tenant, Tenant shall (i) furnish Landlord a contract made with a contractor satisfactory to Landlord providing for the completion of all work, labor and materials necessary to complete the permitted changes, alterations and improvements in accordance with the plans approved by Landlord, (ii) use its best efforts to have such contract be for a fixed sum and in assignable form, and (iii) provide Landlord with an assignment of such contract in form satisfactory to Landlord, which shall be duly executed and acknowledged by Tenant and by its terms shall be effective upon any termination of this Lease or upon Landlord’s reentry upon the Leased Premises pursuant to this Lease prior to the complete performance of such contract.  Such assignment shall also provide, that Landlord shall be entitled to the benefit of all payments made on account of said contract including payments made prior to the effective date of such assignment.

Section 11.6.  Landlord may, upon reasonable notice to Tenant, at any time and from time to time during usual business hours and without unreasonably interfering with Tenant’s business or any construction in progress (except without notice and at anytime in case of emergency), in addition to any other right of access given to Landlord pursuant to the terms of this Lease, at Landlord’s expense, enter upon the Leased Premises with one or more engineers and/or architects of Landlord’s selection (“Landlord’s Architect”) to determine the course and degree of completion of the permitted changes, alterations and improvements and its compliance with the plans approved by Landlord and the terms and conditions of this Lease.

Section 11.7.  Anything hereinabove contained to the contrary notwithstanding, nothing contained herein shall be construed to be a consent by Landlord to the placing of any lien against the fee interest in the Leased Premises or land and/or building.

Section 11.8.  Upon completion of the permitted changes, alterations and improvements, the Tenant shall deliver to Landlord professional as built plans of same, sealed by a licensed architect.

Section 11.9.  Tenant shall pay to Landlord, within ten (10) days after demand, all reasonable out of pocket charges or expenses Landlord may incur in reviewing plans, permits, contracts or similar items or inspecting the work in progress and as completed, including reasonable fees of architects, engineers and attorneys, regardless of whether Landlord’s consent to any proposed work is obtained.

ARTICLE 12

Surrender of Premises; Ownership of Improvement

Section 12.1.  Any building and improvement hereafter erected on the land which is included as part of the Leased Premises including building equipment and personal property installed thereon by Tenant, and any replacements or additions to and changes and alterations of any of the foregoing made or installed by Tenant, but excluding Tenant’s Trade Fixtures, shall become the property of Landlord upon completion or installation, without payment or offset and shall be deemed included in the Leased Premises subject to the terms, covenants and conditions of this Lease and shall be surrendered in accordance with the provisions of Section 12.2.

Section 12.2.  Upon the expiration or sooner termination of this Lease, Tenant shall peaceably and quietly surrender the Leased Premises in good order, repair and condition, reasonable wear and tear excepted.

Section 12.3.  Tenant Trade Fixtures, as defined in Section 29.9, shall remain the property of Tenant and may be removed by Tenant upon any termination of this Lease or at any time or times prior thereto provided that Tenant repairs any damage caused by such removal.  If upon any termination of this Lease, Tenant Trade Fixtures are not removed, Landlord may store them at Tenant’s expense or Landlord, at its election, may treat them as abandoned, in which event they shall become the property of Landlord without payment or offset.

Section 12.4.  Tenant acknowledges that possession of the Leased Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this Lease.  Tenant agrees to indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.  Tenant agrees that if possession of the Leased Premises is not surrendered to Landlord upon the date of the expiration or sooner termination of the term of this Lease, then Tenant shall pay to Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Leased Premises after the expiration or sooner termination of the term of this Lease, a sum equal to one and one-half (1-1/2) times the aggregate Fixed Net Rent and Additional Rent which was payable under this Lease during the last month of the term hereof.  Nothing herein contained shall be deemed to permit Tenant to retain possession of the Leased Premises after the expiration or sooner termination of the term of this Lease.  The aforesaid provisions of this Article shall survive the expiration or sooner termination of the term of this Lease.

ARTICLE 13

Arbitration

Section 13.1.  Wherever in this Lease it is provided that any question shall be determined by arbitration as provided in this Article, such question shall be settled and finally determined by arbitration in the city in which the Leased Premises is located, as follows:

(a)           Landlord and Tenant each shall appoint an arbitrator within ten days after either of them shall have requested arbitration.  If either Landlord or Tenant shall have failed to appoint an arbitrator within such period of time and thereafter shall have failed to do so within a period of five days after notice by the other party (who shall have appointed an arbitrator) requesting the appointment of such arbitrator, then such arbitrator which was selected shall appoint a second arbitrator.

(b)           The two arbitrators appointed as above provided shall select a third arbitrator.

(c)           Each arbitrator so selected shall have at least ten years experience in the subject matter of the dispute, and no arbitrator shall be a person who is or has been an employee of Landlord or Tenant during the five-year period immediately preceding his appointment.

(d)           The three arbitrators, selected as aforesaid, shall convene and commence hearings within ten days after the appointment of the third arbitrator and shall proceed to conclude such hearings within a reasonable time thereafter.  The decision of such arbitrators shall be in writing and made within ten days after the final hearing unless such time is extended by agreement of the parties to the arbitration; and the vote of the majority of them shall be the decision of all and binding upon Landlord and Tenant.  Duplicate original counterparts of such decision shall be sent by the arbitrators to both Landlord and Tenant.

Section 13.2.  The Arbitrators, in arriving at their decision, shall consider all testimony and documentary evidence which may be presented at any hearing as well as relevant facts and data which the arbitrators may discover by investigation and inquiry outside of such hearings.  The parties to the arbitration shall have the right to be represented by counsel and to cross-examine witnesses.  Landlord and Tenant shall each pay the fee of the arbitrator appointed by it or on its behalf and the fee of its attorney.  All other expenses of the arbitration (including without limitation the fee of the third arbitrator) shall be borne equally by Landlord and Tenant unless the arbitrators shall decide upon a different allocation.

ARTICLE 14

Notices and Certificates

Section 14.1.  Any notice, statement, certificate, consent, approval, disapproval, request or demand required or permitted to be given in this Lease shall be in writing sent by registered or certified mail, return receipt requested by hand or reputable overnight delivery service, addressed as the case may be, to Landlord, and to Tenant at their respective addresses set forth above, or to such other addresses as Landlord and Tenant shall designate in the manner herein provided; and shall be deemed to have been given on the date, which is three business days after it shall have been mailed as aforesaid.

At the same time, a copy thereof, if sent to Landlord, shall be mailed to Altheimer & Gray, 10 S. Wacker Drive, Chicago, IL 60606, Attention:  David W. Schoenberg, Esq., and a copy thereof, if sent to Tenant, shall be mailed to Holland & Knight, 131 South Dearborn Street, 30th Floor, Chicago, IL  60603, Attention:  Anne Schiave.  Either party may designate a different attorney or different address, or both by notice mailed as aforesaid.

Section 14.2.  Within fifteen days after request by Landlord, Tenant, from time to time, and without charge, shall deliver to Landlord or to a person, firm, corporation or entity, specified by Landlord, a duly executed and acknowledged instrument certifying:

(a)           that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect, as modified, and stating any such modification;

(b)           whether Tenant knows of any then existing defenses by Tenant to the enforcement by Landlord of the terms, covenants and conditions of this Lease and any modification thereof, and, if so, specifying them;

(c)           the dates to which Fixed Net Rent and Additional Rent have been paid;

(d)           statement of any claims Tenant may have against Landlord; and

(e)           In addition to all of the foregoing, and not in limitation thereof, Tenant shall deliver to Landlord statements or the required information therefor which the Landlord, as mortgagor, is required to furnish under any Mortgage to which this Lease is subject, to the extent reasonably available to Tenant.

Section 14.3.  Within fifteen days after request by Tenant, Landlord, from time to time, and without charge, shall deliver to Tenant or to a person, firm, corporation or entity, specified by Tenant, a duly executed and acknowledged instrument certifying:

(a)           that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect, as modified, and stating any such modification;

(b)           to the best of Landlord’s knowledge, the dates to which Fixed Net Rent and Additional Rent have been paid; and

(c)           statement of any claims Landlord may have against Tenant.

ARTICLE 15

No Waivers, Cumulative Remedies, etc.

Section 15.1.  The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease.  The failure of Landlord to insist upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition, right or remedy.  A receipt by Landlord of Fixed Net Rent with knowledge of the breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.  This Lease may not be changed or terminated orally.  In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants and conditions of this Lease or to a decree, in any court having jurisdiction in the matter, compelling performance of any such terms, covenants and conditions.

Section 15.2.  No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate, continue or extend the term thereof, or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of any sums required to be paid by Tenant hereunder, or operate as a waiver of the right of Landlord to recover possession of the Leased Premises by proper action, proceeding or other remedy; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant’s obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

Section 15.3.  If Tenant is in arrears in the payment of Fixed Net Rent or Additional Rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

Section 15.4.  No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

ARTICLE 16

Quiet Enjoyment

Section 16.1.  Tenant, subject to the terms of this Lease and to any Mortgage and other matters to which this Lease may be subject, upon paying the Fixed Net Rent and Additional Rent and performing the other terms, covenants and conditions of this Lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Leased Premises during the term of this Lease free of claims of persons holding or claiming under or through Landlord.

ARTICLE 17

Landlord May Cure Defaults

Section 17.1.  If Tenant shall be in Default (as defined in Article 19), with reasonable notice (except if an emergency exists), Landlord may do whatever is necessary to cure such Default for the account and at the expense of Tenant (including without limitation, Landlord’s attorneys’ fees) and the amount of any out-of-pocket payment made or expense, reasonably incurred by Landlord for such purpose shall be deemed Additional Rent and shall be paid by Tenant to Landlord on demand or, at Landlord’s election, may be added to any subsequent installment or installments of Fixed Net Rent.

ARTICLE 18

Indemnity

Section 18.1.  Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify and save Landlord, its agents, employees, directors and officers (collectively “Landlord’s Agents”) harmless against any liability to and all claims by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury or property damage, arising:

(a)           from the use or management by Tenant of the Leased Premises, or from any work or thing whatsoever done or omitted to be done thereat by Tenant, Tenant’s Agents (as defined below), contractors, invitees, or patrons, or from any accident thereat, and

(b)           from any breach or default by Tenant of and under any of the terms, covenants and conditions of this Lease; and shall indemnify and save Landlord and Landlord’s Agents harmless against any liability to and all claims by and on behalf of any person, firm, governmental authority, corporation or entity by reason of any contest by Tenant authorized under Article 5 or Article 6.

Section 18.2.  Tenant also shall indemnify and save Landlord and Landlord’s Agents harmless against all out of pocket costs, reasonable counsel fees, expenses and penalties incurred by Landlord and Landlord’s Agents in connection with any such liability or claim described in Section 18.1 above.  If any action or proceeding shall be brought against Landlord and/or Landlord’s Agents in connection with any such liability or claim, Landlord shall notify Tenant thereof and Tenant shall defend such action or proceeding, at Tenant’s expense, by counsel reasonably satisfactory to Landlord or, at Landlord’s option, Landlord may retain its own counsel for such defense and Tenant shall reimburse Landlord and Landlord’s Agents for the reasonable expense incurred by Landlord and Landlord’s Agents in such regard.

Section 18.3.  Except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees, directors and officers (collectively “Tenant’s Agents”), Landlord shall indemnify and save Tenant and Tenant’s Agents harmless against any liability to and all claims by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury or property damage, arising from any breach or default by Landlord of and under any of the terms, covenants and conditions of this Lease.

Section 18.4.  Landlord also shall indemnify and save Tenant and Tenant’s Agents harmless against all out of pocket costs, reasonable counsel fees, expenses and penalties incurred by Tenant or Tenant’s Agents in connection with any liability or claim described in Section 18.3 above.  If any action or proceeding shall be brought against Tenant and/or Tenant’s Agents in connection with any such liability or claim, Tenant shall notify Landlord thereof and Landlord shall defend such action or proceeding, at Landlord’s expense, by counsel reasonably satisfactory to Tenant or, at Tenant’s option, Tenant may retain its own counsel for such defense and

Landlord shall reimburse Tenant and Tenant’s Agents for the reasonable expense incurred by Tenant and Tenant’s Agents in such regard.

ARTICLE 19

Default

Section 19.1.  Tenant shall be in default (“Default”) of this Lease if:

(a)           Tenant fails to make payment of any Fixed Net Rent or Additional Rent or other sum due Landlord on or before the date due and such failure continues for a period of 5 days after notice by Landlord to Tenant (or without notice if such failure comes within the provisions of Section 19.2), or

(b)           Tenant or any Guarantor files a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver of all or a portion of Tenant’s property, or

(c)           any involuntary petition of the kind referred to in Section 19.1(b) shall be filed against Tenant or any Guarantor and such petition shall not be vacated or withdrawn within 90 days after the date of filing thereof, or

(d)           Tenant or any Guarantor shall be adjudicated a bankrupt by any court, or

(e)           Tenant or any Guarantor shall make an assignment for the benefit of creditors, or

(f)            a receiver shall be appointed for the property of Tenant or any Guarantor by order of a court of competent jurisdiction thereover or the conduct and operation of Tenant’s or any Guarantor’s business shall be taken over by (i) a receiver appointed by order of a court of competent jurisdiction or (ii) an agency or governmental authority having jurisdiction thereover, or

(g)           Tenant fails to perform any of the other terms, covenants and conditions of this Lease and such failure shall not have been remedied within 30 days after notice by Landlord to Tenant specifying such failure (or without notice if such failure comes within the provisions of Section 19.2); provided however that any such notice shall be in lieu of, and not in addition to any notice required under California Code of Civil Procedure, Section 1161, or where such failure reasonably cannot be remedied within such period of 30 days, Tenant has not commenced to cure the failure within such 30-day period and is not proceeding with due diligence to cure it.

Section 19.2.  If Tenant fails to pay Fixed Net Rent, Additional Rent or other sum when due, or fails in the performance of any other term of this Lease three times in any period of twelve consecutive calendar months (whether or not such failure is cured within the applicable cure periods), then any subsequent violation may, at Landlord’s option, be a Default by Tenant with no cure period for Tenant.

Section 19.3.  Upon a Default by Tenant, Landlord, at its election, may terminate this Lease, and upon such termination Tenant shall quit and surrender the Leased Premises to Landlord whereupon the term of this Lease shall expire on the date so fixed in such notice as fully and completely as if it were the date herein definitely fixed for the expiration of the term, and all right, title and interest of Tenant shall thereupon wholly cease and expire and the Tenant shall thereupon quit and surrender the Leased Premises but Tenant shall remain liable as provided under this Lease, it being the intention of the parties hereby to create a conditional limitation.  If this Lease shall terminate as provided in this Section, or if not so terminated and Tenant shall be in Default:

(a)           Landlord may re-enter and resume possession of the Leased Premises and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding, at law or in equity, or otherwise, without being liable for any damages therefor; and

(b)           Landlord may relet the whole or any part of the Leased Premises for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable, to any tenant it may deem suitable and for any use and purpose it may deem appropriate.  Landlord shall not be liable in any respect for failure to relet the Leased Premises, and, in the event of such reletting, for failure to collect the rent thereunder; any sums received by Landlord on a reletting in excess of the rent reserved in this Lease, shall belong to Landlord.  Notwithstanding the above, Landlord will use reasonable efforts to mitigate damages, provided that these efforts shall not require Landlord to relet the Leased Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article 7.

Section 19.4.  If this Lease shall terminate as provided in this Article or by summary dispossess proceedings, Landlord shall be entitled to recover from Tenant as damages, in addition to arrears in Fixed Net Rent, and Additional Rent:

(a)           amounts equal to all expenses incurred by Landlord in recovering possession of the Leased Premises and in connection with the reletting of the Leased Premises, including, without limitation, the cost of repairing the Leased Premises, broker’s commissions and legal fees, which amounts shall be due and payable by Tenant to Landlord at such time or times as they shall have been incurred, and

(b)           amounts equal to the deficiency between the Fixed Net Rent and Additional Rent which would have become due and payable had this Lease not terminated and the net amount, if any, of rent and Additional Rent collected by Landlord on reletting the Leased Premises (after deducting the cost of renovating or remodeling the Leased Premises, for a particular tenant, not included within Section 19.4(a) above).  The amounts specified in this subdivision shall be due and payable by Tenant on the several days on which such Fixed Net Rent and Additional Rent would have become due and payable had this Lease not terminated.  Tenant consents that Landlord shall be entitled to institute separate suits or actions or proceedings for the recovery of such amount or amounts, and Tenant hereby waives the right to enforce or assert the rule against splitting a cause of action as a defense thereto.  Landlord, at its election, which shall be exercised by giving notice to Tenant, may recover from Tenant and

Tenant shall pay, in lieu of the sums becoming due under the foregoing provisions of this Section 19.4(b), an amount equal to the excess of (i) Fixed Net Rent and Additional Rent which would have become due and payable had this Lease not terminated (from the date of the giving of such notice to the end of the then term of this Lease) over (ii) the fair and reasonable rental value (at the date of the giving of the notice) of the Leased Premises for the same period, both discounted to the date of the giving of such notice, at the rate of six percent (6%) per annum.

Section 19.5.  Tenant, for itself and for all persons claiming through or under it, hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Leased Premises after any termination of this Lease.

Section 19.6.  The words “re-enter” and “re-entry” as used in this Article, are not restricted to their technical legal meaning.

Section 19.7.  Tenant hereby waives the service of any notice in writing by Landlord of its intention to re-enter, except as otherwise provided in this Lease.

Section 19.8.  The foregoing remedies of Landlord shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Leased Premises.

ARTICLE 20

Inspection of Premises by Landlord

Section 20.1.  Landlord and the holder of any Mortgage shall have the right to enter the Leased Premises at all times but, except in the case of emergency, only at reasonable times during usual business hours and without unreasonably interfering with Tenant’s operation of its business, for the purpose of:

(a)           inspecting them; and

(b)           making any repairs to the Leased Premises and performing any work therein that may be necessary by reason of Tenant’s Default; and

(c)           exhibiting the Leased Premises for the purposes of sale, mortgage or renting during reasonable business hours on at least two days’ notice.

Section 20.2.  Nothing in this Lease shall (a) limit the right of a holder of a Mortgage to inspect the Leased Premises, or (b) imply any duty upon Landlord to do any work which, under any of the provisions of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default or any of Landlord’s rights and remedies under this Lease by reason thereof.

ARTICLE 21

Limitation of Landlord’s Liability

Section 21.1.  The term “Landlord,” as used in this Lease, so far as Landlord’s covenants and agreements under this Lease are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee title to the Leased Premises.  In the event of any conveyance of such fee title to the Leased Premises, and regardless of whether the grantee is financially responsible or solvent and notwithstanding that the grantor may be a stockholder, officer or director of a corporate grantee, Landlord herein named and each subsequent grantor shall be automatically relieved, from and after the date of such conveyance, of all personal liability as respects the performance of any of Landlord’s covenants and agreements thereafter to be performed, and such grantee shall be bound by all such covenants and agreements; it being intended that Landlord’s covenants and agreements shall be binding on Landlord and Landlord’s distributees, personal representatives, successors and assigns only during and in respect of their successive periods of ownership.  However, Landlord or the grantor shall turn over to the grantee all monies, if any, then held by Landlord or such grantor on behalf of Tenant.

ARTICLE 22

Mortgage Subordination

Section 22.1.  This lease shall be subject and subordinate to any mortgage granted by Landlord, all instruments in connection therewith (including Assignment of Lessor’s Interest in Lease), and to any other mortgage hereafter placed and becoming a lien upon the fee title of the Leased Premises and to any renewals, extensions, modifications, consolidations, replacements and correlations thereof (collectively referred to herein as “Mortgage”).

Section 22.2.  This lease is and shall be subject and subordinate to any security agreement executed as additional or supplemental security to any Mortgage referred to in Section 22.1, and to any financing statements under the Uniform Commercial Code.

Section 22.3.  The provisions of this Article shall be self-operative, without the necessity of any other written consent, approval or subordination by Tenant.  However, upon request of Landlord, Tenant, at any time or times, shall execute, acknowledge and deliver to Landlord, without expense to Landlord, any instruments required by Landlord or the mortgagee to confirm such subordination.  Tenant, in confirmation of the foregoing, hereby irrevocably nominates, constitutes and appoints Landlord, Tenant’s proper and legal attorney-in-fact for any purpose required to effectuate and carry out the intent of this Article, with a power coupled with an interest, hereby ratifying all that Landlord may do as such attorney-in-fact of Tenant.

Section 22.4.  Tenant shall not perform or permit the performance of any act which is prohibited by the provisions of any Mortgage to which this Lease is subject and shall not do anything or suffer or permit any act, condition or thing to occur at the Leased Premises, which constitutes a default under such Mortgage except that Tenant shall not be obligated to pay the principal indebtedness thereof or interest thereon.

Section 22.5.  Tenant shall consent to such reasonable amendments of this Lease as the holder of any Mortgage to which this Lease is subject shall request provided that such amendments do not increase the Fixed Net Rent or Additional Rent or increase Tenant’s other obligations or decreases Tenant’s rights hereunder, and do not shorten the term of this Lease.

ARTICLE 23

Mechanics, Liens

Section 23.1.  If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic’s or other lien, charge or order for the payment of money shall be filed against the Leased Premises (whether or not such lien, charge or order is valid or enforceable as such), Tenant, at Tenant’s expense, shall cause it to be canceled or discharged of record by bonding or otherwise within thirty days after notice, and Tenant shall indemnify and save Landlord harmless against and shall pay all costs, expenses, losses, fines and penalties, including, without limitation, attorneys’ fees resulting therefrom.

ARTICLE 24

Invalidity of Particular Provisions

Section 24.1.  If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid and unenforceable shall not be affected thereby and each term, covenant and condition of this Lease shall be otherwise valid and enforceable to the fullest extent permitted by law.

ARTICLE 25

Representations by Landlord

Section 25.1.  Except as specified in this Article 25.2 below, Landlord has made no representations whatsoever with respect to the Leased Premises, or land and buildings and other improvements included in the Leased Premises, and said land, building, improvements and premises are hereby leased to Tenant “as is” in their condition as of the date hereof.  Tenant represents and warrants that it has investigated and is familiar with the land, building, improvements and Leased Premises and accepts same in their present “as is” condition.  This lease contains the entire agreement between Landlord and Tenant and all prior negotiations and agreements are merged herein.

Section 25.2.  Landlord represents that it is the owner of the Leased Premises and that to Landlord’s knowledge, as of the date hereof, the Leased Premises complies with all applicable zoning laws and ordinances.

ARTICLE 26

Condemnation

Section 26.1.  Whenever used in this Article, the following words shall have the following respective definitions and meanings:

(a)           “condemnation” or “condemnation proceedings”:  any action or proceedings brought by competent authority for the purpose of taking the fee of the Leased Premises or any interest therein or any part thereof as a result of the exercise of the power of eminent domain, including a voluntary sale to such authority either under threat of or in lieu of condemnation or while such action or proceeding is pending.

(b)           “Taking” or “Taken”:  the event of vesting of title to the fee of the Leased Premises or any part thereof in the competent authority pursuant to condemnation.

(c)           “Vesting Date”:  the date of the Taking.

Section 26.2.  In case of a Taking of all of the Leased Premises, this Lease shall terminate as of the Vesting Date and the Fixed Net Rent and Additional Rent shall be apportioned to the date of termination.

Section 26.3.  In case of a Taking of less than all of the Leased Premises, Landlord and Tenant mutually shall determine, within sixty days after the Vesting Date, whether the remaining premises (after Restoration referred to in Section 26.5) can economically and feasibly be used by Tenant.  If Landlord and Tenant cannot agree upon such matter, it shall be determined by arbitration under the provisions of Article 13.  If it is determined either by mutual consent or by arbitration that the remaining Leased Premises cannot be economically and feasibly used by Tenant, Tenant, at its election, may terminate this Lease on at least twenty days’ but not more than sixty days, notice to Landlord to such effect provided that such election to terminate is executed within 60 days after such determination.  Upon any such termination, the Fixed Net Rent and Additional Rent shall be apportioned to the date of termination.

If Tenant does not elect to terminate this Lease within the period aforementioned, it shall continue in full force and effect as to the remaining portion of the Leased Premises subject to a reduction in the Fixed Net Rent as provided in Section 26.6.

Section 26.4.  In the event of any condemnation and regardless of whether or not this Lease is terminated, Tenant shall have no claim against Landlord or the condemning authorities for the value of any unexpired term of this Lease or for any portion of the condemnation award or payment made in lieu thereof and Landlord shall be entitled to the entire award that may be made in any such condemnation proceedings or any payment that may be made for the premises taken.  Tenant hereby waives all right to recover the value of any estate hereby vested in or owned by Tenant and Tenant hereby assigns such rights to Landlord.  Tenant, if requested by Landlord, shall execute all further instruments that may be required in order to effectuate collection by Landlord of such awards or payments.

Nothing contained herein, however shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to Tenant Trade Fixtures or removable personal property or for damages for cessation of Tenant’s business or relocation.  In connection therewith, Tenant, at its expense, may appear in the condemnation proceedings and participate in the hearings, trials and appeals, if any, solely with respect to such claims.

Section 26.5.  If, in case of a partial Taking, Tenant does not elect to terminate this Lease, as provided in Section 26.3 above, Landlord shall proceed with reasonable promptness to repair and restore the remaining improvements (all of such repair or reconstruction being referred to in this Article as “Restoration”).

Section 26.6.  If, in case of a partial Taking of the building on the Leased Premises, and this Lease does not terminate under the provisions of Section 26.3, the annual Fixed Net Rent payable by Tenant from and after the date Tenant vacates the portion of the building taken shall be that part of the annual Fixed Net Rent payable by Tenant immediately prior to the Taking which (i) the rental value of the part of the building not Taken (after completion of the restoration required under Section 26.5) bears to (ii) the rental value of the entire building immediately prior to the Taking.  If Landlord and Tenant cannot agree upon such respective rental values, they shall be determined by arbitration in accordance with the provisions of Article 13.

Any Fixed Net Rent becoming due and payable hereunder between the date Tenant vacates the portion of the building Taken and the date of determination of the amount of the rent reduction, if any, to be made in respect thereof, shall be paid at the rate theretofore payable hereunder; provided, however, that within thirty days after such determination Landlord shall pay to Tenant an amount equal to the amount by which any Fixed Net Rent theretofore paid by Tenant for such period shall exceed the amount of the Fixed Net Rent for such period as so reduced, and if not so paid Tenant, at its election, may deduct such amount from any subsequent installment or installments of Fixed Net Rent payable hereunder.

Section 26.7.  In the event of a Taking of all or any portion of the Leased Premises for temporary use, the foregoing provisions of this Article shall be inapplicable thereto, this Lease shall continue in full force and effect without reduction or abatement of Fixed Net Rent or Additional Rent and Tenant alone shall be entitled to make claim for, recover and retain any award recoverable in respect of such temporary use whether in the form of rental or otherwise.  If the award is made in a lump-sum covering a period beyond the expiration of the term of this Lease, Landlord also shall be entitled to make claim for and recover the portion of the award allocable to such period.  If the award is made in a lump-sum covering the entire period or substantially the entire period of such temporary use, or shall be payable in periodic installments other than quarterly or more frequent installments, such award shall be paid to Landlord and shall be held and applied by Landlord for the payment of Fixed Net Rent and Additional Rent as they become due.  Any balance remaining after the temporary use has terminated, and after payment of the Fixed Net Rent and Additional Rent to the date of such termination, shall belong to and be paid to Tenant provided that it does not relate to any period beyond the expiration of the term of this Lease.

If any portion of the award for such temporary use is intended to cover the cost of restoring the Leased Premises to the condition they were in prior to such temporary use, or making repairs occasioned by or resulting from such temporary use, such portion shall be paid to Landlord and held until the termination of the temporary use and then disbursed by Landlord (in the same manner and subject to the same conditions as provided in Section 10.2 for the disbursement of insurance proceeds) to cover the cost of such restoration and repair; and any balance remaining shall belong to and be paid to Tenant.  However, if such temporary use shall terminate after the expiration of this Lease, Landlord shall be entitled to retain the entire portion of the award intended to cover the cost of restoration and Tenant shall not be entitled to any part thereof.

Section 26.8.  The parties hereby waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease in the event of a Taking.

ARTICLE 27

Renewal Option

Section 27.1.  Tenant shall have one (1) renewal option of five (5) years (“Option”), under the same terms as are stipulated in the present document, starting with a Fixed Net Rent which will be negotiated at the time of renewal, but which shall not be less than the Fixed Net Rent of the final year of the contract in force, with an increase of the rate as stated below.  In order to exercise the Option, Tenant must give written notice of such election to Landlord and Landlord must receive the same at least 6 months, but not more than 12 months prior to the date the option period would commence, time being of the essence.  If proper notification of the exercise of the Option is not given and received, such Option shall automatically expire.  This Option cannot be exercised:  (i) during the period commencing with the giving of any notice of default and continuing until said default is cured, (ii) during the period of time any Fixed Net Rent or Additional Rent is unpaid (without regard to whether notice thereof is given Tenant), (iii) during the time Tenant is in Default of this Lease, or (iv) in the event that Tenant has been given 3 or more notices of default, whether or not the defaults are cured, during the 12 month period immediately preceding the exercise of the Option.  The monthly rent for each month of the 5 year option period shall be calculated as described in Section 27.2 below.

Section 27.2.  On the last day of the initial term (the “Market Rental Value Adjustment Date”), the rent shall be adjusted to the Market Rental Value (MRV) of the Leased Premises as follows:  Four months prior to the Market Rental Value Adjustment Date, the parties shall attempt to agree upon what the new MRV with be on the Market Rental Value Adjustment Date.  If agreement cannot be reach within 30 days, then both Landlord and Tenant shall each immediately make a reasonable determination of the MRV and submit such determination, in writing to arbitration in accordance with the following (and not in accordance with Article 13):

(a)           within 15 days thereafter, Landlord and Tenant shall each select an appraiser of their choice to act as an arbitrator.  Each appraiser so selected shall be certified as a MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Santa Fe Springs area.  The two arbitrators so appointed shall immediately select a third mutually acceptable appraiser to act as a third arbitrator (with the qualifications specified above).

(b)           the 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Leased Premises is, and whether Landlord’s or Tenant’s submitted MRV is the closest thereto.  The decision of a majority of the arbitrators shall be binding on the parties.

(c)           If either of the parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision of his or her own, and such decision shall be binding on the parties.

(d)           the entire cost of such arbitration shall be paid equally by both parties, or by the party whose submitted MRV is not selected (i.e. the one that is NOT the closest to the actual MRV) if such party’s MRV is more than 50% further from the actual MRV than the other party’s originally submitted MRV.

(e)           notwithstanding the above, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

ARTICLE 28

Right of First Refusal

Section 28.1.  Landlord shall not, at any time prior to the expiration of the term of this Lease, or any extension thereof, sell the Leased Premises, or any interest therein, without first giving written notice thereof to Tenant, which notice is hereinafter referred to as “Notice of Sale.”  The Notice of Sale shall include the exact and complete terms of the proposed sale and shall have attached thereto a copy of the bona fide offer and counteroffer, if any, duly executed by both Landlord and the prospective purchaser.

Section 28.2.  For a period of  15 calendar days after receipt by Tenant of the Notice of Sale, Tenant shall have the right to give written notice to Landlord of Tenant’s exercise of Tenant’s right to purchase the Leased Premises, the interest therein proposed to be sold, or the property of which the Leased Premises is a part, on the same terms, price and conditions as set forth in the Notice of Sale.  In the event that Landlord does not receive written notice of Tenant’s exercise of the right herein granted within said 15 day period, there shall be a conclusive presumption that Tenant has elected not to exercise Tenant’s right hereunder, and Landlord may complete the sale to the prospective purchaser, on the same terms set forth in the Notice of Sale.

Section 28.3.  In the event that Tenant declines to exercise its right of first refusal after receipt of the Notice of Sale, and, thereafter, Landlord and the prospective purchaser modify by more than 5%, (i) the sales price, or (ii) the amount of down payment, or if there is a material change in any seller financing offered, or in the event that the sale is not consummated within 180 days of the date of the Notice of Sale, then Tenant’s right of first refusal shall reapply to said transaction.

Section 28.4.  In the event that Tenant declines to exercise its right of first refusal after receipt of the Notice of Sale, and, thereafter, the proposed transfer or sale is not consummated, the Tenant’s right of first refusal shall apply to any subsequent transaction.  If, however, said transfer or sale is, in fact, completed, then said right shall be extinguished and shall not apply to any subsequent transactions.

Section 28.5.  Notwithstanding the above, this right of first refusal is intended to apply only to voluntary transfers involving third party transferees.  This right of first refusal shall not, therefore, apply:  where the Leased Premises is taken by or sold to a governmental agency, to inter-family or inter-ownership transfers, to transfers by Landlord to a trust created by Landlord, or, if Landlord is a trust, to transfers to a trust beneficiary.

Section 28.6.  This right of first refusal cannot be exercised:  (i) during the period commencing with the giving of any notice of default and continuing until said default is cured, (ii) during the period of time any rent is unpaid (without regard to whether notice thereof is given Tenant), (iii) during the time Tenant is in default of this Lease, or (iv) in the event that Tenant has been given 3 or more notices of Default, whether or not the defaults are cured, during the 12 month period immediately preceding the exercise of the right of first refusal.

ARTICLE 29

Definitions and Miscellaneous

Section 29.1.  The captions of this Lease and index preceding it are for convenience and reference only and in no way define, limit or describe the scope and intent of this Lease nor in any way affect this Lease.

Section 29.2.  Wherever in this Lease it is provided that Landlord may terminate this Lease upon a specified number of days’ notice to Tenant, it is intended that this Lease shall come to an end upon the expiration of the specified number of days as though said date were the originally specified expiration date of the term of this Lease.

Section 29.3.  The words “building equipment” shall mean all fixtures of every nature and description, now or hereafter on the Leased Premises, used in the operation and maintenance thereof whether or not affixed to the realty, including, without limitation, fixtures, machinery, apparatus, equipment, fittings, elevators, heating, plumbing, air conditioning equipment and tools.

Section 29.4.  The word “Mortgage” as used in this Lease shall include a deed of trust.

Section 29.5.  All pronouns or any variation thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural as the identity of the person or persons may require.

Section 29.6.  This lease may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument.

Section 29.7.  Wherever reference is made in this Lease to a fee mortgage to which this Lease is “subject” the word “subject” is intended to and shall mean “subject and subordinate.”

Section 29.8.  Wherever in this Lease the words “termination of this Lease” or words of similar import are used, they are intended to include the expiration of the term of this Lease and concomitantly whenever the words “expiration of the term of this Lease” or words of similar import are used, they are intended to include any termination of this Lease.

Section 29.9.  The words “Tenant Trade Fixtures” as used in this Lease shall mean personal property, furniture, machinery and equipment installed by Tenant, at Tenant’s expense, which are not used or procured for use in connection with the operation and maintenance of the Leased Premises as such, but which are used or procured for use solely and directly in connection with Tenant’s business conducted on the Leased Premises.  The foregoing definition shall in no way limit or reduce Tenant’s obligations to make any repairs, replacements and restorations as required under this Lease.

ARTICLE 30

Security Deposit

Section 30.1.  To secure the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed, Tenant, upon the execution of this Lease, shall deposit with Landlord the sum of $98,691.30 (“Security Deposit”).  Any and all interest accrued on the Security Deposit shall be held as additional Security Deposit under the terms of this Article and shall belong, and be paid to such party entitled to the Security Deposit in accordance with the terms of this Lease.

Section 30.2.  If Tenant shall be in default under any of the terms, covenants and conditions of this Lease, Landlord, in its sole discretion, shall have the right but not the obligation to use or apply all or any part of the Security Deposit to reimburse Landlord for any loss, damage or expense suffered or incurred by Landlord and to pay any sums which Landlord shall be entitled to recover from Tenant under this Lease by reason of such default or any previous default.  If Landlord shall use or apply all or any part of the Security Deposit as hereinabove provided, Tenant, on demand, shall deposit with Landlord additional funds as security hereunder to replenish the Security Deposit to the amount stated in Section 30.1.  If Tenant shall fail or refuse to make such additional deposit, Landlord shall have the same rights in law and in equity and under this Lease as it has with respect to a default by Tenant in the payment of Fixed Net Rent or Additional Rent.

Section 30.3.  The use of the Security Deposit, as provided in this Article, shall not be deemed or construed as a waiver of Tenant’s default or as a waiver of any other rights and remedies to which Landlord may be entitled under the provisions of this Lease by reason of such default, it being intended that Landlord’s right to use the whole or any part of the Security Deposit shall be in addition to but not in limitation of any such other rights and remedies; and Landlord may exercise any of such other rights and remedies independently of or in conjunction with its rights under this Article.

Section 30.4.  In the event of a sale of the fee title of the Leased Premises, Landlord (or in the event of a subsequent sale, the then grantor) may assign or pay over the unused Security Deposit to the grantee.  In such event, Landlord or the then grantor, as the case may be, shall be released from any further obligation with respect thereto and Tenant shall be entitled to look only to the grantee for the return of the Security Deposit in accordance with the provisions of this Article.

Section 30.5.  Upon any termination of this Lease, if Tenant is not in default under any of the terms, covenants and conditions thereof, and after payment of all sums due Landlord (including but not limited to Impositions) but not limited to Landlord shall return to Tenant the unused Security Deposit then held by Landlord.

ARTICLE 31

Successors Bound

Section 31.1.  This lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective distributees, personal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

ARTICLE 32

Broker

Section 32.1.  Tenant represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the Leased Premises and the consummation of this Lease.  Tenant covenants and agrees to pay and to indemnify and hold Landlord harmless from and against any and all costs, expenses (including, without limitation, reasonable counsel fees) or liability for any compensation, commission or charges claimed by any broker or agent claiming to have introduced Tenant to the Leased Premises or to have been consulted by or to have represented Tenant with respect to this Lease or the negotiation thereof.

ARTICLE 33

Late Charges; Interest

Section 33.1.  In the event any payment of Fixed Net Rent or Additional Rent (other than interest payable pursuant to the next sentence) is not received by Landlord within five days after the day it is due, Tenant shall pay to Landlord, as Additional Rent, a late charge equal to three (3%) percent of the amount of any such late payment (but not less than any late charge imposed upon Landlord under the Mortgage by reason of Landlord’s failure to receive a payment of Fixed Net Rent).  If any amount of fixed rent or Additional Rent is not received by Landlord on the day it is due and notice of such failure has been given, interest on such amount shall accrue from the expiration of the applicable grace period, if any, at the rate of 18% per annum compounded monthly on the first day of each calendar month, or at the maximum rate permitted by law, whichever is less, until such amount with such interest is paid, whether or not a judgment is obtained therefore, and such interest shall constitute Additional Rent and shall be payable by Tenant to Landlord as and when it accrues.

ARTICLE 34

No Money Damages

Section 34.1.  With respect to any provision of this Lease which provides that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages, nor shall Tenant claim any money damages by way of setoff, counterclaim or defense based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval.  Tenant’s sole remedy shall be an action or proceeding to enforce any such provision or for performance, injunction or declaratory judgment.

ARTICLE 35

Intentionally Omitted

ARTICLE 36

Net Lease

Section 36.1.  This lease shall be deemed and construed to be a net lease, and the Fixed Net Rent and Additional Rent payable by Tenant shall be absolutely net to Landlord without deduction, abatement, setoff, counterclaim or defense of any kind.

ARTICLE 37

Guarantor

Section 37.1.  The obligations of the Tenant under this Lease are to be guaranteed by Quixote Corporation, a Delaware corporation (“Guarantor”).  The Guarantor shall execute a guaranty in the form acceptable to Landlord, and shall have the same obligations as Tenant under this Lease.

[EXECUTION COMMENCES ON THE NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date first specified above.

WITNESS:
LANDLORD:

CAMBRIDGE LEASING CORPORATION
/s/ Leslie W. Rogers

/s/ Louise Welch
	By:	/s/ Walter J. Rogers
		Name:	Walter J. Rogers
		Title:	Director

WITNESS:
TENANT:

/s/ Christopher J. Rosette	GREEN LIGHT ACQUISITION COMPANY

	By:	/s/ Leslie J. Jezuit
		Name:	Leslie J. Jezuit
		Title:	President

EXHIBIT A

(Legal Description)

SAID LAND IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT 1 AND THE SOUTHWESTERLY 161.22 FEET OF LOT 2, MEASURED AT RIGHT ANGLES FROM THE SOUTHWESTERLY LINE OF SAID LOT 2 OF TRACT NO. 27623, IN THE CITY OF SANTA FE SPRINGS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON A MAP RECORDED IN BOOK 706 PAGE(S) 55 TO 57 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOT 1, THAT PORTION THEREOF DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHWESTERLY LINE OF SAID LOT 1, THAT IS DISTANT THEREON NORTH 39° 01’ 35” EAST 267.04 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT 1; THENCE ALONG SAID NORTHWESTERLY LINE, SOUTH 39° 01’ 35” WEST 267.04 FEET TO SAID MOST WESTERLY CORNER; THENCE ALONG THE SOUTHWESTERLY AND SOUTHERLY LINES OF SAID LOT 1 AS FOLLOWS:

SOUTH 50° 04’ 20” EAST 378.84 FEET AND NORTH 84° 28’ 38” EAST 23.85 FEET; THENCE ALONG THE SOUTHEASTERLY LINE OF SAID LOT 1, NORTH 39° 01’ 35” EAST 250.04 FEET; THENCE NORTH 50° 04’ 20” WEST 395.84 FEET TO SAID POINT OF BEGINNING.

ALSO EXCEPT AN UNDIVIDED ONE-HALF OF ALL OIL, GAS AND MINERALS AND OF ALL OIL, GAS, AND MINERAL RIGHTS UPON AND UNDER SAID LAND WITH NO RIGHT OF ENTRY ON THE SURFACE OF SAID LAND FOR THE PURPOSE OF EXTRACTING OIL, GAS AND MINERALS THEREON AND THEREUNDER, AS RESERVED BY SECURITY-FIRST NATIONAL BANK OF LOS ANGELES, IN DEED RECORDED IN BOOK 18259, PAGE 99, OFFICIAL RECORDS.

ALSO EXCEPT AN UNDIVIDED 1/4TH INTEREST IN AND TO ALL OIL, GAS OR OTHER HYDROCARBON SUBSTANCES AND ALL MINERALS OF EVERY KIND AND NATURE IN OR UNDER OR PRODUCED FROM BELOW 500 FEET FROM THE SURFACE OF SAID LAND, AS RESERVED BY JUSTIN J. ACCARIAS, ET AL., IN THE DEED RECORDED JANUARY 5, 1956 IN BOOK 49964, PAGE 184, OFFICIAL RECORDS.

ALL INTEREST TO ENTER IN AND UPON THE SURFACE OR WITHIN 500 FEET OF THE SURFACE OF SAID LAND WERE QUITCLAIMED TO THE RECORD OWNERS OF THE SURFACE OF SAID LAND BY A DEED RECORDED FEBRUARY 16, 1961 AS INSTRUMENT NO. 1595, IN BOOK D1125, PAGE 870, OFFICIAL RECORDS.

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ALSO EXCEPT AN UNDIVIDED ONE-FOURTH INTEREST IN ALL OIL, GAS, OR OTHER HYDROCARBON SUBSTANCES AND ALL MINERALS OF EVERY KIND AND NATURE, IN OR UNDER OR PRODUCED FROM BELOW 500 FEET FROM THE SURFACE OF SAID LAND WITHOUT THE RIGHT OF SURFACE ENTRY, AS RESERVED IN THE DEED FROM BEN WEINGART, AS TRUSTEE FOR TRUST 2 UNDER THE WILL OF STELLA WEINGART, DECEASED, ET AL., RECORDED FEBRUARY 16, 1961 AS INSTRUMENT NO. 1597, IN BOOK D1125, PAGE 874, OFFICIAL RECORDS.

PARCEL 2:

ALL THAT PORTION OF LOT 2 OF TRACT NO. 27623, IN THE CITY OF SANTA FE SPRINGS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 706 PAGE(S) 55 TO 57 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING SOUTHWESTERLY OF A LINE WHICH IS PARALLEL WITH AND DISTANT NORTHEASTERLY 412.57 FEET MEASURED AT RIGHT ANGLES FROM THE SOUTHWESTERLY LINE OF SAID LOT 2.

EXCEPT THE SOUTHWESTERLY 161.22 FEET, MEASURED AT RIGHT ANGLES OF SAID LOT 2.

ALSO EXCEPT AN UNDIVIDED ONE-HALF OF ALL OIL, GAS AND MINERALS AND OF ALL OIL, GAS AND MINERAL RIGHTS UPON AND UNDER SAID LAND, WITH NO RIGHT OF ENTRY ON THE SURFACE OF SAID LAND FOR THE PURPOSE OF EXTRACTING OIL, GAS AND MINERALS THEREON AND THEREUNDER, AS RESERVED BY SECURITY FIRST NATIONAL BANK OF LOS ANGELES, IN DEED RECORDED IN BOOK 18259, PAGE 99, OFFICIAL RECORDS.

ALSO EXCEPT AN UNDIVIDED 1/4TH INTEREST IN AND TO ALL OIL, GAS, OR OTHER HYDROCARBON SUBSTANCES AND ALL MINERALS OF EVERY KIND AND NATURE IN OR UNDER OR PRODUCED FROM BELOW 500 FEET FROM THE SURFACE OF SAID LAND, AS RESERVED BY JUSTIN J. ACCARIAS, ET AL., IN THE DEED RECORDED JANUARY 5, 1956 IN BOOK 49964, PAGE 184, OFFICIAL RECORDS.

ALSO EXCEPT AN UNDIVIDED ONE-FOURTH INTEREST IN ALL OIL, GAS OR OTHER HYDROCARBON SUBSTANCES AND ALL MINERALS OF EVERY KIND AND NATURE, IN OR UNDER OR PRODUCED FROM BELOW 500 FEET FROM THE SURFACE OF SAID LAND WITHOUT THE RIGHT OF SURFACE ENTRY, AS RESERVED IN THE DEED FROM BEN WEINGART, AS TRUSTEE FOR TRUST NO. 2 UNDER THE WILL OF STELLA WEINGART, DECEASED, ET AL., RECORDED FEBRUARY 16, 1961 AS INSTRUMENT NO. 1597, IN BOOK D1125, PAGE 874, OFFICIAL RECORDS.

APN:  8168-9-36

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EXHIBIT B

(Title Exceptions)

1.                                       Any state of facts an inspection and an accurate survey may show provided that such facts do not render title unmarketable.

2.                                       Covenants, restrictions, easements, agreements and reservations of record, if any.

3.                                       Present and future building restrictions and regulations and present and future zoning laws, ordinances, resolutions and regulations of the city, village or town in which the Facility lie and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereign, now or thereafter having acquired jurisdiction of the Leased Premises and the use and improvement thereof, which are not violated by the existing structures.

4.                                       Revocable nature of the right, if any, to maintain vaults, vault spaces, basement and subbasement spaces, areas, marquees or signs, beyond the building lines.

5.                                       Violations of law, ordinances, orders or requirement that might or might not be disclosed by an examination and inspection or search of the Leased Premises by any federal, state, or municipal departments or authority having jurisdiction, as the same may exist on the date.

6.                                       Impositions accrued or unaccrued, fixed or not fixed.

7.                                       Any grants or record, licenses or consents with respect to public utility lines, pipes, conduits and equipment, provided same do not materially interfere with the current use of the Leased Premises as of this date.

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